EXHIBIT 31.1
CERTIFICATION
I, J. Robison Hays, III, certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Ashford Hospitality Trust, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: June 3, 2020

/s/ J. ROBISON HAYS, III
J. Robison Hays, III
President and Chief Executive Officer